Exhibit 10.3

THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT

This Third Amendment to Note Purchase Agreement (this “Third Amendment”), dated as of June 15, 2012, is between Lily Group Inc., an Indiana corporation (the “Borrower”), and Platinum Partners Credit Opportunities Master Fund LP, a Delaware limited partnership (the “Purchaser”).

Recitals

A. The Borrower and the Purchaser have entered into a Note Purchase Agreement, dated as of February 16, 2012, as amended by Amendment to Note Purchase Agreement, dated May 15, 2012 and amended by Second Amendment to Note Purchase Agreement (the “Second Amendment”), dated May 25, 2012 (as amended, modified, replaced or substituted, the “Note Purchase Agreement”), providing for the Purchaser’s purchase of a $13,000,000 promissory note from the Borrower. Defined terms used herein and not defined herein shall have the meanings set forth in the Note Purchase Agreement.

B. The Borrower has asked the Purchaser, and the Purchaser has agreed to amend the terms and conditions of the Note Purchase Agreement to extend the Termination Date to August 10, 2012, subject to and as more fully set forth in this Third Amendment.

Agreement

In consideration of the foregoing, the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Purchaser agree as follows:

1.           Amendment to Note Purchase Agreement. Effective as of the Effective Date (as defined below) and upon the terms and subject to the conditions set forth in this Third Amendment:

(a) The definition of “Termination Date” contained in Section 1.1 of the Note Purchase Agreement is hereby amended by deleting “May 25, 2012” and replacing it with “August 10, 2012”.

(b) Section 4.1 of the Note Purchase Agreement is hereby amended by deleting “May 25, 2012” and replacing it with “August 10, 2012”.

2.           Other Agreements.

(a) Borrower agrees to pay $100,000 plus all outstanding legal fees to Purchaser on or before July 9, 2012.

(b) Borrower agrees to pay the $550,000 due under Section 2(a) of the Second Amendment to Purchaser on or before the Termination Date.

(c) As additional consideration for the extension of the Termination Date granted herein, Borrower agrees to pay to Purchaser (in addition to all other payments under the Note, the Note Purchase Agreement and the other Note Documents) $250,000. Such amount shall be due upon the Termination Date or upon the acceleration of the Obligations as provided in the Note Purchase Agreement, shall be indebtedness of Borrower due and owing to Purchaser, and shall be evidenced by the Note, the Note Purchase Agreement and the other Note Documents. No interest shall be payable on such amount until an Event of Default shall have occurred, at which time interest on such amount shall bear interest at the Default Rate.

(d) Borrower shall cause one or more of its Affiliates to fund at least $500,000 on a subordinated basis (subordinated in all respects to the Obligations and the Note Documents (including the Security Documents)), to the Borrower for working capital purposes no later than July 9th, 2012 and an additional $125,000 on a subordinated basis (subordinated in all respects to the Obligations and the Note Documents (including the Security Documents)) to the Borrower for working capital purposes no later than July 20, 2012.

(e) Borrower shall deliver 10,000 tons of coal under its Coal Supply Agreement to Indianapolis Power and Light Company no later than July 29, 2012.

(f) All outstanding amounts owing to Purchaser shall bear interest until May 16 as set forth in Section 2.3(a), and, subject to 2.3(b), from May 16, 2012 until all the Obligations are paid in full at 18% per annum.

(g) Borrower shall have until August 10, 2012 to satisfy the obligations of Borrower under Subsections 8.13(c), 8.13(d), 8.13(e) and 8.13(f), but the failure to satisfy such obligations by such date shall constitute and Event of Default under the Note Purchase Agreement and the other Note Documents.

(h) The Borrower and the Purchaser agree that all of the Note Documents (including the Note) are hereby amended to reflect the amendments and other agreements set forth herein and that no further amendments to any Note Documents are required to reflect the foregoing.

(i) All references in any document to “Note Purchase Agreement” or any “Note Document” shall refer to the Note Purchase Agreement or any such Note Document, as amended pursuant to this Third Amendment.

3.           Conditions Precedent. The effectiveness of this Third Amendment (including without limitation the amendment provided for in Section 1 hereof) is subject to the satisfaction of the following conditions (the date that all such conditions are satisfied, the “Effective Date”):

(a)           The Purchaser shall have received:

(i)           from the Borrower either (A) a counterpart of this Third

Amendment signed on behalf of the Borrower or (B) written evidence satisfactory to the Purchaser (which may include telecopy transmission of a signed signature page of this Third Amendment) that such party has signed a counterpart of this Third Amendment; and

(ii)           such other documents, certificates and instruments as the

Purchaser or its counsel may have reasonably requested, such documents, certificates and instruments to be satisfactory to the Purchaser and its counsel in all respects in their sole discretion.

(b) The Purchaser shall have received all costs, fees and other amounts due and payable  and outstanding on or prior to the hereof, including reimbursement or payment of all out-of-pocket expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel) required to be reimbursed or paid by the Borrower hereunder or under any Note Document, but limited for the purposes of this condition to $10,000.00. Such limitation is solely for the condition to the effectiveness of this Third Amendment  set forth in this Section 3(b) and shall not limit or otherwise modify Borrower’s  obligations under the Note Documents (including Section 11.3 of the Note Purchase  Agreement), to pay Purchaser’s costs and expenses, including any cost and expenses in  excess of the $10,000.

(c) The Borrower shall have received $375,000 on a subordinated basis (subordinated in all respects to the Obligations and the Note Documents (including the Security Documents) from one of its Affiliates for working capital purposes. Note this amount is in addition to the amount set forth in 2(c) above.

4.            Representations and Warranties. The Borrower hereby certifies to the Purchaser that as of the date of this Third Amendment and as of the Effective Date (taking into consideration the transactions contemplated by this Third Amendment) all of the Borrower’s representations and warranties contained in the Note Purchase Agreement and each of the Note Documents are true, accurate and complete, and no Default or Event of Default has occurred under the Note Purchase Agreement or any of the Note Documents. Without limiting the generality of the foregoing, the Borrower represents and warrants that (i) the execution and delivery of this Third Amendment has been authorized by all necessary action on the part of the Borrower, (ii) the person executing this Third Amendment on behalf of the Borrower is duly authorized to do so, and (iii) this Third Amendment constitutes the legal, valid, binding and enforceable obligation of the Borrower.

5.            Additional Documents. The Borrower shall execute and deliver, and shall cause to be executed and delivered, to the Purchaser at any time and from time to time such documents and instruments, including without limitation additional amendments to the Note Purchase Agreement and the Note Documents, as the Purchaser may reasonably request to confirm and carry out the transactions contemplated hereby or by any other Note Documents executed in connection herewith.

6.            Continuation of the Note Purchase Agreement and Note Documents. Except as specified in this Third Amendment, the provisions of the Note Purchase Agreement and the Note Documents shall remain in full force and effect, and if there is a conflict between the terms of this Third Amendment and those of the Note Purchase Agreement or the Note Documents, the terms of this Third Amendment shall control. This Third Amendment is a Note Document.

7.            Ratification and Reaffirmation of Obligations by Borrower. Borrower hereby (a) ratifies and confirms all of its Obligations under the Note Purchase Agreement and each of the other Note Documents, and acknowledges and agrees that such Obligations remain in full force and effect, and (b) ratifies, reaffirms and reapproves in favor of the Purchaser the terms and provisions of the Note Purchase Agreement and each of the other Note Documents, including its pledges and other grants of Liens and security interests pursuant to the Note Documents.

8.            Release and Indemnification.

(a) Borrower hereby fully, finally, and forever releases and discharges the Purchaser, and its successors, assigns, directors, officers, employees, agents and representatives, from any and all causes of action, claims, debts, demands and liabilities, of whatever kind or nature, in law or equity, of the Borrower, whether now known or unknown to Borrower in respect of (i) the Obligations under the Note Purchase Agreement and each of the other Note Documents or (ii) the actions or omissions of the Purchaser in any manner related to the Obligations under the Note Purchase Agreement and each of the other Note Documents; provided that this Section shall only apply to and be effective with respect to events or circumstances existing or occurring prior to and including the date of this Third Amendment.

(b) Without limiting Section 11.3 of the Note Purchase Agreement, the Borrower hereby agrees to indemnify, defend, and hold harmless the Purchaser and its successors, assigns, directors, officers, employees, agents and representatives (each an “Indemnified Party” and collectively the “Indemnified Parties”) from and against any and all accounts, covenants, agreements, obligations, claims, debts, liabilities, offsets, demands, costs, expenses, actions or causes of action of every nature, character and description, whether arising at law or equity or under statute, regulation or otherwise, and whether liquidated or unliquidated, contingent or noncontingent, known or unknown, suspected or unsuspected (“Claims”), arising from or made under any legal theory, which any of Indemnified Parties may incur as a direct or indirect consequence of or in relation to any acts or omissions of the Borrower arising from or relating to any of: (i) the Note Purchase Agreement; (ii) the Note Documents; (iii) this Third Amendment; or (iv) any documents executed by the Borrower in connection with this Third

Amendment. Should any Indemnified Party incur any such Claims, or defense of or response to any Claims or demand related thereto, the amount thereof, including costs, expenses and attorneys’ fees, shall be added to the amounts due under the Note Documents, and shall be secured by any and all liens created under and pursuant to the Note Documents. This indemnity shall survive until the Obligations have been indefeasibly paid in full and the termination, release or discharge of the Borrower. To the extent permissible under applicable law, this indemnity shall not limit any other rights of indemnification, subrogation or assignment, whether explicit, implied, legal or equitable, that any Indemnified Party may have; provided that no Indemnified Party shall have the right to indemnification to the extent that a Claim arises out of the Indemnified Party’s gross negligence or willful misconduct.

9.           Miscellaneous.

(a) THIS THIRD AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING SECTIONS 5.1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(B) OF THE NEW YORK CIVIL PRACTICE LAW AND RULES, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

(b) This Third Amendment shall be subject to the rules of construction contained in the Note Purchase Agreement, including Sections 1.4 and 1.5 of the Note Purchase Agreement.

(c) This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and permissible assigns.

(d) All representations and warranties made in this Third Amendment, the Note Purchase Agreement or any Note Document including any Note Document furnished in connection with this Third Amendment shall survive the execution and delivery of this Third Amendment and the other related Note Documents, and no investigation by the Purchaser or any closing shall affect the representations and warranties or the right of the Purchaser to rely upon them.

(e) This Third Amendment and all documents to be executed and delivered hereunder may be delivered in the form of a facsimile copy or other electronic means, subsequently confirmed by delivery of the originally executed document. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f) This Third Amendment, the Note Purchase Agreement, the other Note Documents, and all other instruments, documents and agreements executed and delivered in connection with Third Amendment, the Note Purchase Agreement and the other Note Documents, embody the final, entire agreement among the parties hereto with respect to the subject matter hereof. There are no oral agreements among the parties hereto. This Third Amendment may not be amended or modified orally, but only by a written agreement meeting the requirements of Section 11.5 of the Note Purchase Agreement.

(g) The section headings herein are for convenience only and shall not affectthe construction hereof.

(h) Other than as expressly stated herein, this Third Amendment and the amendments set forth herein do not constitute a waiver by the Purchaser of Borrower’s compliance with any covenants, or a waiver of any Defaults or Events of Default, under the Note Purchase Agreement or any of the Note Documents, and shall not entitle the Borrower to any similar or other amendments in the future. Without limiting the foregoing, except as specifically set forth herein, the Purchaser continues to reserve all rights and remedies available to the Purchaser under the Note Purchase Agreement and the Note Documents, under law (including Article 9 of the Uniform Commercial Code) and at equity.

(i) In case any provision of or obligation under this Third Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Signature Page Follows]

The parties hereto have caused this Second Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

BORROWER:

LILY GROUP INC.,
an Indiana corporation

By: ______________________, Ceo
Name: ~~Douglas~~ P. Martin
Title: Chief Executive Officer

PURCHASER:

By: ______________________
Name: David Levy
Title: Portfolio Manager

CONSENT AND AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned consent and agree to the forgoing.

VHGI HOLDINGS, INC., a Delaware corporation, VHGI COAL, INC., a Delaware corporation and VHGI GOLD, LLC, a Nevada limited liability company

By: ______________________, Ceo.
Name: Douglas P. Martin.
Title: Ceo of VHGI Holdings, Inc., Ceo of VHGI Coal, Inc. and manager. of VHGI Gold, LLC

[SIGNATURE PAGE TO THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT]

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